As filed with the United States Securities and Exchange Commission on September 25, 2020 under the Securities Act of 1933, as amended.
No. 333-248762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTIMETER GROWTH CORP.
(Exact name of registrant as specified in this charter)

Cayman Islands	6770	98-1554598
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
(650) 549-9145
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Hab Siam
c/o Altimeter Capital Management, LP
2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
(650) 549-9145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies:

Paul D. Tropp, Esq. Michael S. Pilo, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-6000	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900
Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	50,000,000 units	$10.00	$500,000,000	$64,900
Class A ordinary shares included as part of the units(3)	50,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	10,000,000 warrants	—	—	—(4)
Total			$500,000,000	$64,900(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 5,000,000 units, consisting of 5,000,000 Class A ordinary shares and 1,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividend, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Altimeter Growth Corp. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-248762) to file exhibits to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Memorandum and Articles of Association.*
3.2	Form of Second Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ropes & Gray LLP.
5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Promissory Note, dated as of August 27, 2020, between the Registrant and the Sponsor.*
10.6	Securities Subscription Agreement, dated August 27, 2020, between the Registrant and the Sponsor.*
10.7	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
10.8	Form of Administrative Services Agreement.*
10.9	Forward Purchase Agreement, dated as of September 17, 2020, between the Registrant and Altimeter Partners Fund, L.P.*
10.10	Forward Purchase Agreement, dated as of September 16, 2020, between the Registrant and JS Capital LLC.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Ropes & Gray LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*
99.1	Consent of Richard Barton.*
99.2	Consent of Aishetu Fatima Dozie.*
99.3	Consent of Dev Ittycheria.*

*	Previously filed.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, California, on the 25th day of September 2020.

ALTIMETER GROWTH CORP.

By:	/s/ Brad Gerstner
	Name:	Brad Gerstner

	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad Gerstner
Brad Gerstner	Chief Executive Officer, (Principal Executive Officer) President and Chairman	September 25, 2020

/s/ Hab Siam		September 25, 2020
Hab Siam	General Counsel (Principal Financial Officer and Principal Accounting Officer) and Director

II-4